UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2015

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

401 Park Avenue South, 5th Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 953-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2015, Sizmek Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Agreement, dated as of October 7, 2013, by and among Digital Generation, Inc. (“DG”) and Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo (the “Agreement”).

The Amendment amends the Agreement, to which the Company joined in connection with its spin-off from DG and emergence as a separate, publicly-traded company. In the Amendment, the parties agreed, among other things, that the date by which the Company shall hold its 2015 Annual Meeting would be extended from May 30, 2015 to December 15, 2015.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment, dated March 10, 2015, by and among Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo, and Sizmek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: March 13, 2015	By:	/s/ Kenneth Saunders
		Name:	Kenneth Saunders
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated March 10, 2015, by and among Alex Meruelo Living Trust, Meruelo Investment Partners LLC and Alex Meruelo, and Sizmek Inc.